Exhibit 23.1


                 CONSENT OF ODENBERG ULLAKKO MURANISHI & CO. LLP



              Consent of Independent Registered Public Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56432) of Asante Technologies, Inc. of our report dated November 19, 2004 relating to the financial statements which appears in this Form 10-KSB.





/s/ Odenberg Ullakko Muranishi & Co. LLP



Odenberg Ullakko Muranishi & Co. LLP
San Francisco, CA
January 16, 2004



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